EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement on Form S-3 (File no. 333-1063) of Tyco International Ltd. of our reports dated July 25, 1996 on our audit of the consolidated financial statements and financial statement schedule of Tyco International Ltd. as of June 30, 1996 and 1995 and for each of the three years in the period ended June 30, 1996 which reports are included in the Form 10-K for the fiscal year ended June 30, 1996. We also consent to the reference to our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
October 29, 1996